                                                                     EXHIBIT 3.2

                                    BYLAWS OF

                          THE ST. PAUL COMPANIES, INC.

                                    ARTICLE I

                                     Offices

         Section 1. Registered Office. The registered office of the corporation required by Chapter 302A of the Minnesota Statutes ("Chapter 302A") to be maintained in the State of Minnesota is 385 Washington Street, St. Paul, Minnesota 55102.

         Section 2. Principal Executive Office. The principal executive office of the corporation, where the chief executive officer of the corporation has an office, is 385 Washington Street, St. Paul, Minnesota 55102.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Place of Meeting. All meetings of the shareholders shall be held at the registered office of the corporation or, except for a meeting called by or at the demand of a shareholder, at such other place as may be fixed from time to time by the board of directors (the "board").

         Section 2. Regular Annual Meeting. A regular annual meeting of shareholders shall be held on such day in each calendar year as shall be determined by the board or by the Chief Executive Officer for the purpose of electing directors and for the transaction of any other business appropriate for action by the shareholders. [Amended on 02/06/04.]

         Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer or the Chief Financial Officer or by two or more directors or by a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote; except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite voting power may demand a special meeting of shareholders only by giving the written notice of demand required by law. Special meetings shall be held on the date and at the time and place fixed as provided by law.

         Section 4. Notice. Notice of all meetings of shareholders shall be given to every holder of voting shares in the manner and pursuant to the requirements of Chapter 302A.

         Section 5. Record Date. The board shall fix a record date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting.

         Section 6. Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting are a quorum for the transaction of business. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment sine die, even though the withdrawal of a number of shareholders originally present leaves less than the proportion otherwise required for a quorum.

         Section 7. Voting Rights. Unless otherwise provided in the terms of the shares, a shareholder has one vote for each share held on a record date. A shareholder may cast a vote in person or by proxy. Such vote shall be by written ballot unless the chairman of the meeting determines to request a voice vote on a particular matter.

         Section 8. Proxies. The chairman of the meeting shall, after shareholders have had a reasonable opportunity to vote and file proxies, close the polls after which no further ballots, proxies, or revocations shall be received or considered.

         Section 9. Act of the Shareholders. Except as otherwise provided by Chapter 302A of the restated articles of incorporation of the corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present at the time a vote is cast.

         Section 10. Business of the Meeting. At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board or (ii) by any shareholder who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section 10. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the corporate secretary. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive office of the corporation not less than 60 days prior to the date of the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the day of which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the corporate secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (ii) the name and address, as they appear on the corporation's share register, of the shareholder proposing such business;
(iii) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder and (iv) any material interest of such shareholder in such business. No shareholder proposal will be eligible for inclusion in the corporation's proxy materials or form of proxy for any annual meeting of shareholders unless received by the corporate secretary of the corporation on or before the first day of December next preceding the date of the annual meeting. Notwithstanding anything in the bylaws to the contrary, no business shall be brought before or conducted at the annual meeting except in accordance with the provisions of this section 10. The officer of the corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section 10 and, if he shall so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of shareholders, the business transacted shall be limited to the purposes stated in the notice of the meeting. With respect to a special meeting held pursuant to the demand of a shareholder or shareholders, the purposes shall be limited to those specified in the demand in the event that the shareholder or shareholders are entitled by law to call the meeting because the board does not do so.

         Section 11. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the board of the corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the board or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section
11. Such nominations, other than those made by or at the direction of the board, shall be made by timely notice in writing to the corporate secretary. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive office of the corporation not less than 60 days prior to the date of the meeting, provided, however, that in the event that less than 70 days' notice or prior disclosure of the date of this meeting is given or made to shareholders, notice by the shareholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the corporation's share register, of such shareholder and (b) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder, and shall be accompanied by the written consent of each such person to serve as a director of the corporation, if elected. At the request of the board any person nominated by the board for election as a director shall furnish to the corporate secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this section 11. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                               Board of Directors

         Section 1. Board to Manage. The business and affairs of the corporation shall be managed by or under the direction of the board.

         Section 2. Number and Term of Office. The number of directors shall be at least ten (10) but not more than eighteen (18), as determined from time to time by the board. Each director shall be elected to serve for a term that expires at the next regular annual meeting of the shareholders and when a successor is elected and has qualified, or at the time of the earlier death, resignation, removal or disqualification of the director. [Amended on 5/3/94.]

         Section 3. Meetings of the Board. The board may hold meetings either within or without the State of Minnesota at such places as the board may select. If the board fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation. Four regular meetings of the board shall be held each year. One shall be held immediately following the regular annual meeting of the shareholders. The other three regular meetings shall be held on dates and at times determined by the board. No notice of a regular meeting is required if the date, time and place of the meeting has been announced at a previous meeting of the board. A special meeting of the board may be called by any director or by the chief executive officer by giving, or causing the corporate secretary to give at least twenty-four hours notice to all directors of the date, time and place of the meeting.

         Section 4. Advance Action by Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting.

         Section 5. Electronic Communications. A board meeting may be held and participation in a meeting may be effected by means of communications permitted by Chapter 302A.

         Section 6. Quorum. At all meetings of the board, a majority of the directors then holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a meeting is convened, the directors present may continue to transact business until adjournment sine die even though the withdrawal of a number of directors originally present leaves less than the proportion otherwise required for a quorum.

         Section 7. Act of the Board. The board shall take action by the affirmative vote of at least a majority of the directors present at a meeting. In addition, the board may act without a meeting by written action signed by all of the directors then holding office.

         Section 8. Board-Appointed Committees. A resolution approved by the affirmative vote of a majority of the directors then holding office may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution and each such committee is subject at all times to the direction and control of the board except as provided by Chapter 302A with respect to a committee of disinterested persons.

                                   ARTICLE IV

                                    Officers

         Section 1. Required Officers. The corporation shall have officers who shall serve as chief executive officer and chief financial officer and such other officers as the board shall determine from time to time.

         Section 2. Chairman. The board shall at its regular meeting each year immediately following the regular annual shareholders meeting elect from its number a chairman who shall serve until the next regular meeting of the board immediately following the regular annual shareholders meeting. The chairman shall be the chief executive officer of the corporation and shall

         (a) have general policy level responsibility for the management of the business and affairs of the corporation;

         (b) have responsibility for development and implementation of long range plans for the corporation;

         (c)      preside at all meetings of the board and of the shareholders;

         (d) see that all the orders and resolutions of the board are carried into effect;

         (e)      perform other duties prescribed by the board or these bylaws.

In the absence of the president, the chairman shall assume the duties of the president.

         Section 3. President. The board shall at its regular meeting each year immediately following the regular annual shareholders meeting elect a president who shall serve until the next regular meeting of the board immediately following the regular annual meeting of the shareholders. The president shall be the chief operating officer of the corporation and shall

         (a) have responsibility for the operational aspects of the business and affairs of the corporation;

         (b) have responsibility to direct and guide operations to achieve corporate profit, growth and social responsibility objectives; and

         (c)      perform other duties prescribed by the board and these bylaws.

In the absence of the chairman, the president shall assume the duties of chairman.

In the event of the inability of both the chairman and the president to act, then the executive vice president with the greatest seniority in office, if any, the senior vice president with the greatest seniority in office, if any, or if neither of the foregoing is available, then the vice president with the greatest seniority in that office shall perform the duties and exercise the powers of the chairman and the president during the period of their inability or until the next meeting of the executive committee or the board.

         Section 4. Chief Financial Officer. The board shall elect one or more officers, however denominated, to serve at the pleasure of the board who shall together share the function of chief financial officer.

         The function of chief financial officer shall be to

         (a) cause accurate financial records to be maintained for the corporation;

         (b) cause all funds belonging to the corporation to be deposited in the name of and to the credit of the corporation in banks and other depositories selected pursuant to general and specific board resolutions;

         (c) cause corporate funds to be disbursed as appropriate in the ordinary course of business;

         (d) cause appropriate internal control systems to be developed, maintained, improved and implemented; and

         (e) perform other duties prescribed by the board, the chairman or the president.

         Section 5. Corporate Secretary. The board shall elect a corporate secretary who shall serve at the pleasure of the board. The corporate secretary shall

         (a) be present at and maintain records of and certify proceedings of the board and the shareholders and, if requested, of the executive committee and other board committees;

         (b) serve as custodian of all official corporate records other than those of a financial nature;

         (c) cause the corporation to maintain appropriate records of share transfers and shareholders; and

         (d) perform other duties prescribed by the board, the chairman or the president.

In the absence of the corporate secretary, a secretary, assistant secretary or other officer shall be designated by the president to carry out the duties of corporate secretary.

                                    ARTICLE V

                           Share Certificates/Transfer

         Section 1. Certificated and Uncertificated Shares. The shares of this corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares, which shall be in such form as prescribed by law and adopted by the board. [Amended 8/5/03.]

         Section 2. Transfer of Shares. Transfer of shares on the books of the corporation shall be made by the transfer agent and registrar in accordance with procedures adopted by the board.

         Section 3. Lost, Stolen or Destroyed Certificates. No certificate for certificated shares of the corporation shall be issued in place of one claimed to be lost, stolen or destroyed except in compliance with Section 336.8-405, Minnesota Statutes, as amended from time to time, and the corporation may require a satisfactory bond of indemnity protecting the corporation against any claim by reason of the lost, stolen or destroyed certificate. [Amended 8/5/03.]

                                   ARTICLE VI

                               General Provisions


         Section 1. Voting of Shares. The chairman, president, any vice president or the corporate secretary, unless some other person is appointed by the board, may vote shares of any other corporation held or owned by the corporation and may take any required action with respect to investments in other types of legal entities.

         Section 2. Execution of Documents. Deeds, mortgages, bonds, contracts and other documents and instruments pertaining to the business and affairs of the corporation may be signed and delivered on behalf of the corporation by the chairman, president, any vice president or corporate secretary or by such other person or by such other officers as the board may specify.

         Section 3. Transfer of Assignment of Securities. The chairman, the president, the chief financial officer, the treasurer, or any vice president, corporate secretary, secretary or assistant secretary of the corporation shall execute the transfer and assignment of any securities owned by or held in the name of the corporation. The transfer and assignment of securities held in the name of a nominee of the corporation may be accomplished pursuant to the contract between the corporation and the nominee.

         Section 4. Fiscal Year. The fiscal year of the corporation shall end on December 31 of each year.

         Section 5. Seal. The corporation shall have a circular seal bearing the name of the corporation and an impression of a man at a plow, a gun leaning against a stump and an Indian on horseback.

         Section 6. Indemnification. Subject to the limitations of the next sentence, the corporation shall indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including without limitation excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including without limitation attorneys' fees and disbursements) incurred by him in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521, Minnesota Statutes 1981 Supplement, as amended from time to time. Notwithstanding the foregoing, the corporation shall neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission claimed to have given rise to the matter which is the subject of the proceeding only had an agency relationship to the corporation and was not at that time an officer, director or employee thereof unless such person and the corporation were at that time parties to a written contract for indemnification or advances with respect to such matter or unless the board specifically authorizes such indemnification or advances.